Exhibit 99.B(16)(g)

SEI INSTITUTIONAL MANAGED TRUST

POWER OF ATTORNEY

I, the undersigned trustee and/or officer of SEI Institutional Managed Trust, a Massachusetts business trust, (the “Trust”), do hereby constitute and appoint Robert A. Nesher and James Hoffmayer, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me and in my name and the capacity listed below, the Registration Statement for the Trust on Form N-14 with regard to the reorganization of the U.S. Fixed Income Fund, a series of the Trust, into the Core Fixed Income Fund, a series of the Trust, and any and all Amendments to said Registration Statement, and to file the same with all exhibits thereto, and other documents in connection thereunder, with the Securities and Exchange Commission, granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully as to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand on the date set forth below.

/s/ Susan C. Cote	Date: April 30, 2018
Susan C. Cote
Trustee